UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2015
WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (413) 243-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Long-Term Incentive Plan

On June 18, 2015, at its 2015 Annual Meeting of stockholders (the “Annual Meeting”), the stockholders of Wave Systems Corp. (the “Company”) approved the Wave Systems Corp. 2015 Long-Term Incentive Plan (the “2015 Plan”). The 2015 Plan had previously been approved by the Company's Board of Directors (the "Board"), subject to stockholder approval. A description of the 2015 Plan is set forth in the Company’s 2015 Proxy Statement, filed with the Securities and Exchange Commission on April 30, 2015 under the caption “Proposal 2-Approval of the Wave System Corp. 2015 Long-Term Incentive Plan,” and is incorporated herein by reference. The foregoing description of the 2015 Plan is qualified in its entirety by reference to the full text of the 2015 Plan, which is attached to the Company’s 2015 Proxy Statement as Appendix A and is incorporated herein by reference.

Amendment to Amended and Restated 1994 Employee Stock Option Plan

At its Annual Meeting, the stockholders of the Company approved an amendment (the “Amendment”) to the Wave System Corp. Amended and Restated 1994 Employee Stock Option Plan, as amended (the “Employee Plan”) to (i) increase the annual limit on the number of shares of the Company’s Class A common stock, par value $0.01 per share underlying stock options that may be granted during a fiscal year of the Company to any employee and (ii) expand the list of individuals eligible to participate in the Employee Plan to include former employees of the Company who were granted stock options during the Company’s 2014 fiscal year. In connection with our stockholders approving the Amendment, 375,000 stock options granted to William M. Solms, the Company’s President and Chief Executive Officer, and the 175,000 stock options granted to Walter A. Shephard, the Company’s Chief Financial Officer and Secretary, on December 17, 2014 become effective. In connection with the approval of the 2015 Plan, no additional awards will be made under the Employee Plan.

A description of the Amendment and the stock option grants to each of Messrs. Solms and Shephard is set forth in the Company’s 2015 Proxy Statement, filed with the Securities and Exchange Commission on April 30, 2015 under the caption “Proposal 3-Approval of Amendment to the Wave Systems Corp. Amended and Restated 1994 Employee Stock Option Plan” and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Employee Plan, as amended, which is attached to the Company’s 2015 Proxy Statement as Appendix B and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2015, the Company held its Annual Meeting. At the Annual Meeting, the stockholders voted on the following matters:

1.
The re-election of five directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified. The nominees to the Board of Directors were re-elected, with the exception of Nolan Bushnell, with the following results:

Nominees	For	Against	Abstain	Broker Non-Votes
Nolan Bushnell	5,999,213	8,277,793	57,565	27,367,204
R. Stephen Cheheyl	14,067,980	211,916	54,675	27,367,204
David Côté	14,067,864	212,032	54,675	27,367,204
Lorraine Hariton	9,847,746	4,432,142	54,683	27,367,204
William M. Solms	13,922,439	358,865	53,267	27,367,204

2.	The approval of the Wave Systems Corp. 2015 Long-Term Incentive Plan was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
13,251,966	961,284	121,321	27,367,204

3.	The approval of the amendment to the Wave Systems Corp. Amended and Restated 1994 Employee Stock Option Plan

increasing the limit on the number of shares that may be subject to stock options awarded to an employee in any fiscal year and expanding the class of eligible participants.

For	Against	Abstain	Broker Non-Votes
12,180,715	2,014,169	139,687	27,367,204

4.	The approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
12,807,998	1,440,228	86,345	27,367,204

5.	The ratification of KPMG LLP as the Company's independent registered public accounting firm for 2015 was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
40,818,846	431,180	451,749	—

Due to Mr. Nolan Bushnell not receiving the required majority vote for re-election to the Board, Mr. Bushnell has tendered his resignation to the Board in accordance with the Company’s Director Resignation Policy. Accordingly, the Company’s Nominating and Governance Committee (the “Nominating Committee”) will determine whether to accept or reject Mr. Bushnell’s tendered resignation and will submit such recommendation for consideration by the Board. Subject to applicable legal and regulatory requirements, the Board will act on the recommendation of the Nominating Committee, and publicly disclose its decision regarding whether Mr. Bushnell’s resignation has been accepted by filing a Current Report on Form 8-K with the Securities and Exchange Commission promptly after a determination has been made, but in no event later than December 15, 2015.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Wave Systems Corp. 2015 Long-Term Incentive Plan, incorporated by reference to Appendix A of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015.
10.2
Wave Systems Corp. Amended and Restated 1994 Employee Stock Option Plan, as amended, incorporated by reference to Appendix B of the Wave Systems Corp. Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:    /s/ Walter A. Shephard
Walter A. Shephard
Chief Financial Officer

Dated: June 19, 2015

Exhibit Index

Exhibit No.	Description
10.1	Wave Systems Corp. 2015 Long-Term Incentive Plan, incorporated by reference to Appendix A of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015.
10.2
Wave Systems Corp. Amended and Restated 1994 Employee Stock Option Plan, as amended, incorporated by reference to Appendix B of the Wave Systems Corp. Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015.